FIRST AMENDMENT TO LOAN AGREEMENT

         THIS FIRST AMENDMENT to the Loan Agreement referred to below (the "First Amendment"), is made and entered into as of this 22nd day of May, 1997, by and between TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina limited partnership (which, together with its Subsidiaries from time to time, is referred to as the "Debtor"), and SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                   WITNESSETH:

         WHEREAS, Debtor and Bank are parties to a Loan Agreement dated as of November 18, 1996 (as amended, restated or otherwise modified, the "Loan Agreement"); and,

         WHEREAS, the Debtor has requested that the Bank amend the Loan Agreement to increase the Commitment Amount thereunder to Twenty Million Dollars ($20,000,000), and the Bank has agreed to do so, but only on the terms and conditions set forth below in this Amendment.

         NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged by the parties, and of the mutual promises contained herein, the parties hereto agree as follows effective on and after the date hereof:

         SECTION 1. Definitions. (a) Capitalized terms not otherwise defined in this First Amendment shall have the meanings ascribed thereto in the Loan Agreement.

         (b) "EFFECTIVE DATE" means the date of this Amendment or such later Business Day upon which each condition described below shall be satisfied or waived in a manner acceptable to the Bank.

         (c) Section 1.1 of the Loan Agreement is hereby amended by deleting the defined term "Commitment Amount" and substituting the following in lieu thereof:

         "COMMITMENT AMOUNT" shall mean the amount not less than $20,000,000 as set forth on Exhibit "A" hereto, as amended from time to time.

         SECTION 2. Modifications to Loan Agreement. The parties hereto agree that the Loan Agreement is modified as follows:

         (a) Section 2.10 of the Loan Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

         "Section 2.10. Commitment Fee; Credit Fee. Debtor agrees to pay to Bank
(a) on the date hereof and on each anniversary of the date hereof, in advance an annual commitment fee of 0.25% of Commitment Amount, (b) on the closing date of any increase, in advance an annual commitment fee of 0.25% of the increase amount, and (c) in arrears due ten days after receipt of invoice from the


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Bank, prepared as of the last day of December, March, June and September and on the Termination Date, commencing December 31, 1996, a quarterly credit fee equal to 0.125% per annum of the average unused portion of the Commitment Amount. The commitment fees payable pursuant to (a) and (b) shall be pro-rated in the event that the remaining term of the Loan is less than one (1) year.

         (b) Section 9.3 of the Loan Agreement is hereby amended to provide notices to the Bank shall be given to :

         SouthTrust Bank of Alabama, National Association
         150 Second Avenue North
         Suite 470
         St. Petersburg, FL   33701
         Attention: Florida Corporate Office

         (c) Exhibit "A" and Exhibit "B are hereby deleted in their entirety and Exhibit "A" , Exhibit "B" , and Exhibit "C" attached hereto shall be substituted in lieu thereof.

         SECTION 3. Conditions. The effectiveness of this First Amendment shall be conditioned upon delivery to the Bank of the following items:

                  (a) Promissory Note. The Debtor shall issue and deliver to the Bank, in exchange for the Promissory Note issued on November 18, 1996, a duly executed Promissory Note payable to the Bank, in the amount of the Commitment as increased hereby.

                  (b) Up-front Fees. The Bank shall receive on the Effective Date an up-front commitment fee equal to $6,250 based on one-quarter of one percent (1/4%) of the Five Million Dollars ($5,000,000) increase as calculated annually, pro-rata for the period from the Effective Date to November 18, 1997, the anniversary of the Commitment.

                  (c) Certificate of the Borrower. The Bank shall have received a certificate dated as of the Effective Date from the Debtor, in form and substance satisfactory to the Bank, certifying on behalf of the Debtor that all representations and warranties of the Debtor contained in this Amendment and the Loan Documents to the extent applicable as of the Effective Date are true and correct in all material respects; that the Debtor is not in violation of any of the covenants contained in the other Loan Documents; that, after giving effect to the transactions contemplated by this Amendment, no Default or Event of Default has occurred and is continuing; and that the Debtor has satisfied each of the closing conditions regarding the First Amendment to be satisfied thereby.

                  (d) Certificate of Secretary. The Bank shall have received a certificate of the secretary or assistant secretary of the Debtor certifying on behalf of the Debtor that the articles of incorporation and bylaws of the Debtor delivered to the Bank on November 18, 1996 have not been repealed, revoked, rescinded or amended in any respect; that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Debtor, authorizing the execution, delivery and performance of this Amendment and the continued effectiveness of the other Loan Documents; and as to the incumbency and genuineness of the signature of each officer of the Debtor executing Loan Documents to which the Debtor is a party.

                  (e) Opinion of Counsel. The Bank shall have received a favorable opinion of counsel to the Debtor, dated as of the Effective Date and addressed to the Bank, in form and substance satisfactory to the Bank.

                  (f) Additional Items. Receipt by the Bank of any other document or instrument reasonably requested by it in connection with the execution of this First Amendment.

         SECTION 4. Limited Amendment. Except as expressly amended herein, the Loan Agreement and each other Loan Documents shall continue to be, and shall remain, in full force and effect. This First Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Loan Agreement or any other Loan Documents or (b) to prejudice any other right or rights which the Bank may now have or may have in the future under or in connection with the Loan Agreement or the Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated or otherwise modified from time to time.

         SECTION 5. Representations and Warranties. By its execution hereof, the Debtor hereby certifies on behalf of itself that each of the representations and warranties set forth in the Loan Agreement and the other Loan Documents is true and correct to the extent applicable as of the date hereof as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.

         SECTION 6. Expenses. The Debtor shall pay all closing costs in connection with the preparation, execution and delivery of this First Amendment and any related documents, including, without limitation, the reasonable attorney's fees incurred by the Bank.

         SECTION 7. Counterparts. This First Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

         SECTION 8. Miscellaneous. This First Amendment contains the final, complete, and exclusive expression of the understanding between the parties regarding the transaction contemplated by it. A waiver or modification of any provisions of this First Amendment is valid only if the waiver or modification is in writing and signed by each party. The failure or delay by the Bank to exercise any right, power or privilege under this First Amendment will not operate as a waiver of any such right, power or privilege. The titles and headings preceding the text of the sections of this First Amendment have been inserted solely for convenience of reference and do not affect this agreement's meaning or effect. Debtor may not assign its interest in the Loan Agreement, as modified by the First Amendment, without the prior written approval of the Bank, and this First Amendment binds the successors and assigns of the parties.

         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date set forth above.

DEBTOR:                                     BANK:

TANGER PROPERTIES LIMITED                   SOUTHTRUST BANK OF ALABAMA,
PARTNERSHIP                                 NATIONAL ASSOCIATION

By: TANGER FACTORY OUTLET
       CENTERS, INC.

By:____________________________             By:________________________________
     Stanley K. Tanger                         Name:___________________________
     Chairman of the Board                     Title:__________________________
     Chief Executive Officer









STATE OF_____________________
COUNTY OF____________________

         The foregoing First Amendment was sworn to and subscribed before me this _____ day of May, 1997, by Stanley K. Tanger, who is personally known to me, as Chairman of the Board and Chief Executive Officer of Tanger Factory Outlet Centers, Inc., General Partner of Tanger Properties Limited Partnership.

                                            ---------------------------------
                                            Print Name:
                                            Notary Public, State of ______
                                            My Commission Number is:
                                            My Commission Expires:

                                    Exhibit A

                                Commitment Amount

                                 $20,000,000.00

                                    Exhibit B
                                  Form of Note

                                 PROMISSORY NOTE

PRINCIPAL AMOUNT:  $20,000,000.00                   Date of Note: May 22, 1997

PROMISE TO PAY. TANGER PROPERTIES LIMITED PARTNERSHIP, a North Carolina Limited Partnership ("Debtor") promises to pay to the order of SOUTHTRUST BANK OF ALABAMA, NATIONAL ASSOCIATION ("Bank"), in lawful money of the United States of America the sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000) or such other or lesser amounts as may be reflected from time to time on the books and records of Bank as evidencing the aggregate unpaid principal balance of loan advances made to Debtor on a multiple advance basis as provided below, together with simple interest assessed at the Prime Rate or LIBOR Adjusted Rate as selected by Debtor pursuant to the Loan Agreement (defined below), commencing on the date hereof and continuing until this Note is paid in full, or until default under this Note with interest thereafter being subject to the default interest rate provisions set forth herein. This Note is issued pursuant to, and entitled to the benefits of, that certain Loan Agreement dated as of November 18, 1996, and First Amendment to Loan Agreement of even date herewith between Debtor and the Bank, as the same may be amended, modified, or restated from time to time (as so amended, modified, or restated, the "Loan Agreement"). This Note is further entitled to the benefits of the Guaranty, as defined in the Loan Agreement.

MULTIPLE ADVANCE LOAN. This Note contemplates multiple loan advances. Debtor is entitled to borrow, repay, and borrow again, provided, that the aggregate of all loan advances outstanding at any time shall not exceed the principal amount listed above, and provided further that the provisions of the Loan Agreement shall govern the conditions and provisions of borrowings and repayments hereunder. Debtor agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Debtor's deposit accounts with Bank in accordance with the instructions of an authorized person. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Bank's internal records, including daily computer print-outs.

PAYMENT. Debtor will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on the Termination Date as defined in the Loan Agreement. In addition, Debtor will pay monthly payments of accrued unpaid interest beginning June 15, 1997 and all subsequent interest payments are due on the same day of each month after that until this Note is paid in full. Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Debtor will pay Bank at the address shown in the Loan Agreement, or at such other place as Bank may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

PREPAYMENT. Debtor may prepay this Note in whole or in part at any time subject to the terms and provisions of the Loan Agreement. If Debtor prepays this Note in full, or if Bank accelerates payment, Debtor understands that, unless otherwise required by law, any prepaid fees or charges will not be subject to rebate and will be earned by Bank at the time this Note is signed.

LATE CHARGE. If Debtor fails to pay any payment under this Note in full within 10 days of when due, Debtor agrees to pay Bank a late payment fee in an amount equal to 3.000% of the unpaid amount of the payment, or U.S. $25.00, whichever is greater, with a maximum of $200.00. Late charges will not be assessed following declaration of default and acceleration of maturity of this Note.

DEFAULT. The following actions and/or inactions shall constitute Events of Default under this Note: The occurrence of an Event of Default under the Loan Agreement.

BANK'S RIGHTS UPON DEFAULT. Should any one or more Events of Default occur or exist under this Note as provided above, Bank shall have the right, at its sole option, to declare formally this Note to be in default and to accelerate the maturity and insist upon immediate payment in full of the unpaid principal balance then outstanding under this Note, plus accrued interest, together with reasonable attorneys' fees, costs, expenses and other fees and charges as provided in the Loan Agreement.

INTEREST AFTER DEFAULT. If Bank declares this Note to be in default, based upon an Event of Default, Bank has the right prospectively to adjust and fix the simple interest rate under this Note until this Note is paid in full, to eighteen (18%) percent per annum (the "Post-Default Rate").

ATTORNEYS' FEES. If Bank refers this Note to an attorney for collection, or files suit against Debtor to collect this Note, or if Debtor files for bankruptcy or other relief from creditors, Debtor agrees to pay Bank's reasonable attorneys' fees in an amount not exceeding 25.000% of the unpaid debt then owing under this Note.

NSF CHECK CHARGES. In the event that Debtor makes any payment under this Note by check and Debtor's check is returned to Bank unpaid due to nonsufficient funds in the deposit account, Debtor agrees to pay Bank an additional NSF check charge equal to $15.00.

FINANCIAL STATEMENTS. Debtor agrees to provide Bank with such financial statements and other related information at such frequencies and in such detail as Bank may reasonably request as set forth in the Loan Agreement.

GOVERNING LAW. Debtor agrees that this Note and the loan evidenced hereby shall be governed under the laws of the State of Alabama.

WAIVERS. To the extent permitted by applicable law, Debtor and each guarantor of this Note hereby waive presentment for payment, protest, notice of protest and notice of nonpayment, and severally agree that their obligations and liabilities to Bank hereunder shall be on a "solidary" or "joint and several" basis. Debtor and each guarantor further severally agree that discharge or release of any party who is or may be liable to Bank for the indebtedness represented hereby shall not have the effect of releasing any other party or parties, who shall remain liable to Bank. Debtor and each guarantor additionally agree the Bank's acceptance of payment other than in accordance with the terms of this Note, or Bank's subsequent agreement to extend or modify such repayment terms, or Bank's failure or delay in exercising any rights or remedies granted to Bank shall likewise not have the effect of releasing Debtor or any other party or parties from their respective obligations to Bank, or of releasing any collateral that directly or indirectly secures repayment hereof. In addition, any failure or delay on the part of Bank to exercise any of the rights and remedies granted to Bank shall not have the effect of waiving any of Bank's rights and remedies. Any partial exercise of any rights and/or remedies granted to Bank shall furthermore not be construed as a waiver of any other rights and remedies; it being Debtor's intent and agreement that Bank's rights and remedies shall be cumulative in nature. Debtor and each guarantor further agree that, should any Event of Default occur or exist under this Note, any waiver or forbearance on the part of Bank to pursue the rights and remedies available to Bank, shall be binding upon Bank only to the extent that Bank specifically agrees to any such waiver or forbearance in writing. A waiver or forbearance on the part of Bank as to one default event shall not be construed as a waiver or forbearance as to any other default. Debtor and each guarantor of this Note further agree that any late charges provided for under this Note will not be charges for deferral of time for payment and will not and are not intended to compensate Bank for a grace or cure period, and no such deferral, grace or cure period has or will be granted to Debtor in return for the imposition of any late charge. Debtor recognizes that Debtor's failure to make timely payment of amounts due under this Note will result in damages to Bank, including but not limited to Bank's loss of the use of amounts due, and Debtor agrees that any late charges imposed by Bank hereunder will represent reasonable compensation to Bank for such damages.

SUCCESSORS AND ASSIGNS LIABLE. Debtor's and each guarantor's obligations and agreements under this Note shall be binding upon Debtor's and each guarantor's respective successors, heirs, legatees, devisees, administrators, executors and assigns. The rights and remedies granted to Bank under this Note shall inure to the benefit of Bank's successors and assigns, as well as to any subsequent holder or holders of this Note.

CAPTION HEADINGS. Caption headings of the sections of this Note are for convenience purposes only and are not to be used to interpret or to define their provisions. In this Note, whenever the context so requires, the singular includes the plural and the plural also includes the singular.

SEVERABILITY. If any provision of this Note is held to be invalid, illegal or unenforceable by any court, that provision shall be deleted from this Note and the balance of this Note shall be interpreted as if the deleted provision never existed.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER HEREBY WAIVES THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY BANK OR BORROWER AGAINST THE OTHER TO THE EXTENT PERMITTED BY APPLICABLE LAW.

BORROWER:

TANGER PROPERTIES LIMITED PARTNERSHIP

By: TANGER FACTORY OUTLET CENTERS, INC.

            By: ______________________________
                       Stanley K. Tanger
                       Chairman of Board
                       Chief Executive Officer



STATE OF_________________________
COUNTY OF________________________

     The foregoing Promissory Note was sworn to and subscribed before me this
           day of                  , 1997, by Stanley K. Tanger, who is
personally known to me, as Chairman of the Board and Chief Executive Officer of Tanger Factory Outlet Centers, Inc., general partner of Tanger Properties Limited Partnership.



                                            __________________________________
                                            Print Name:
                                            Notary Public, State of___________
                                            My Commission Number is:
                                            My Commission Expires:

                                    Exhibit C

                                Termination Date

                                 April 30, 1999